Exhibit 99.1

News Release

Corporate Contact:

Lightlake Therapeutics Inc.

445 Park Avenue, 9th Floor

New York, NY 10022

Dr. Roger Crystal, CEO

(212) 829-5546

investor.relations@lightlaketherapeutics.com

LIGHTLAKE THERAPEUTICS INC. RECEIVES MILESTONE PAYMENT FOR U.S.

FOOD AND DRUG ADMINISTRATION APPROVAL OF NARCAN® (NALOXONE

HYDROCHLORIDE) NASAL SPRAY

NEW YORK – (December 15, 2015) – Lightlake Therapeutics Inc. (“Lightlake”) (OTCQB: LLTP), a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive, and eating disorders, announced today that it has received a $2 million milestone payment from Adapt Pharma Limited (“Adapt”). This milestone payment was triggered by the U.S. Food and Drug Administration (“FDA”) approval of NARCAN® (naloxone hydrochloride) Nasal Spray for the emergency treatment of known or suspected opioid overdose, to be marketed by Adapt, Lightlake’s commercial partner. The FDA approved NARCAN® Nasal Spray on November 18, 2015. Lightlake also expects to receive a $2.5 million milestone payment from Adapt after the prospective first commercial sale of NARCAN® Nasal Spray in the United States.

“We are extremely pleased with our relationship with our partner Adapt and impressed by their investment and commercial efforts with respect to NARCAN® Nasal Spray,” commented Kevin Pollack, CFO of Lightlake. “We plan to use this FDA approval milestone payment to progress Lightlake’s operational and research and development activities.”

In December 2014, Lightlake announced a licensing deal with Adapt. As per the terms of the deal, in exchange for licensing its opioid overdose reversal treatment, Lightlake could receive potential development and sales milestone payments of more than $55 million, plus up to double-digit percentage royalties on net sales.

Lightlake plans now to focus on developing products for substance abuse, addictions, and eating disorders. Over the next year, Lightlake plans to bring its next generation of products into clinical trials.

Relevant Links

Adapt Pharma Limited: http://www.adaptpharma.com/press-releases/

Indications and Important Safety Information: http://www.NarcanNasalSpray.com

About Lightlake Therapeutics Inc.

Lightlake Therapeutics Inc. is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive, and eating disorders. Lightlake has entered into a licensing deal with a subsidiary of Adapt Pharma Limited with respect to a treatment to reverse opioid overdoses, which have reached epidemic proportions in the United States. This treatment, NARCAN® Nasal Spray, was approved by the U.S. Food and Drug Administration in November 2015. Lightlake also has collaborated on clinical trials with the National Institute on Drug Abuse, part of the National Institutes of Health, with respect to this treatment. In addition, Lightlake has completed a Phase II clinical trial to treat Binge Eating Disorder. For more information please visit: www.lightlaketherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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